Exhibit 15.2

 Deloitte Accountants B.V.

Orlyplein 10

1043 DP Amsterdam

P.O.Box 58110

1040 HC Amsterdam

Netherlands

Tel: +31 (0)88 288 2888

Fax: +31 (0)88 288 9739

www.deloitte.nl

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8, and Registration Statement Numbers: 333-179685, and 333-179685-01 on Form F-3 and in Registration Statement Numbers: 333-108304 and 333-108304-01 on Form F-4 of our report dated 27 March 2013 (30 April 2014, as noted in Note 2), relating to the consolidated financial statements and the retrospective adjustments to the consolidated financial statements of RBS Holdings N.V. and subsidiaries for the years ended 31 December 2012, and 31 December 2011, appearing in this Annual Report on Form 20-F of RBS Holdings N.V. and subsidiaries for the year ended 31 December 2013.

 /s/ Deloitte Accountants B.V.

30 April 2014